UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 17, 2017
Date of Report (Date of Earliest Event Reported)

Sun BioPharma, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55242	87-0543922
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Vista Blvd #305 Waconia, Minnesota	55387
(Address of Principal Executive Offices)	(Zip Code)

(952) 479-1196
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.)

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01	Entry into a Material Definitive Agreement.

On December 17, 2017, Sun BioPharma, Inc. (the “Company”) entered into a standstill agreement (the “Agreement”) with Ryan R. Gilbertson. Pursuant to that Agreement, Mr. Gilbertson has agreed not to acquire securities of the Company that would result in him having ownership (beneficial or otherwise) of greater than 16.4% of the outstanding common stock of the Company or any of its subsidiaries or, other than pursuant to rights existing as December 17, 2017, participate in any future financing involving the Company. The standstill period will continue until the earliest of (i) the date the Company, after a class of its securities has commenced trading on a national securities exchange, ceases to have a class of its securities listed on a national securities exchange, (ii) the date that Mr. Gilbertson’s beneficial ownership of the Company’s common stock has remained below 5% for 90 consecutive days, and (iii) unless the Company has obtained approval for the listing of a class of its equity securities on a national securities exchange and commenced trading on such national securities exchange, March 31, 2018.

The foregoing description does not purport to be a complete summary of the terms of the Agreement and is qualified by reference to the full text of the Agreement, which is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description	Method of Filing
10.1	Standstill Agreement with Ryan R. Gilbertson, dated December 17, 2017	Filed Electronically

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN BIOPHARMA, INC.

Date: December 18, 2017	By	/s/ Scott Kellen
Scott Kellen
Chief Financial Officer